Exhibit 99.1

Colonial Élégance Inc. Financial Statements April 30, 2020 and 2019 (In US dollars)

Independent Auditor’s Report

Board of Directors

Colonial Élégance Inc.

Montréal, Québec

We have audited the accompanying financial statements of Colonial Élégance Inc., which comprise the balance sheets as at April 30, 2020 and 2019, and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independent Auditor’s Report

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Élégance Inc. as at April 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO Canada, LLP

Montréal, Québec

January 5, 2021

Colonial Élégance Inc.

Balance Sheets

As at April 30

(expressed in US dollars)

	2020	2019
Assets
Current assets
Cash and cash equivalents	23,707	400,011
Accounts receivable, net (note 3)	6,146,936	4,164,394
Inventories (note 4)	7,516,094	7,001,038
Supplier deposits	1,417,413	171,144
Prepaid expenses	167,046	50,607
Income taxes (note 9)	-	143,502
	15,271,196	11,930,696

Plant and equipment, net (note 5)	458,745	389,506
Deferred financing costs	30,788	47,935
Intangible assets, net (note 6)	7,821,103	9,629,678
Right-of-use assets (note 10)	2,301,187	2,543,857
Goodwill	3,648,334	3,648,334
	29,531,353	28,190,006

Liabilities
Current liabilities
Bank indebtedness (note 7)	1,935,900	2,009,070
Accounts payable and accrued liabilities	5,485,472	4,076,050
Income taxes payable (note 9)	455,613	-
Current portion of long-term debt (note 7)	2,145,764	1,786,088
Current portion of lease liabilities (note 10)	244,245	242,670
	10,266,994	8,113,878

Long-term debt (note 7)	9,014,049	11,625,818
Lease liabilities (note 10)	2,056,942	2,301,187
Deferred tax liability (note 9)	1,771,995	2,260,799
	23,109,980	24,301,682
Mezzanine equity
Redeemable preferred shares, 499,900 issued and outstanding (note 8)	402,108	402,108

Subsequent events (note 12)

Shareholders’ equity
Common shares, 100 shares issued and outstanding (note 8)	80	80
Retained earnings	6,019,185	3,486,136
	6,019,265	3,486,216
	6,421,373	3,888,324
	29,531,353	28,190,006

The accompanying notes are an integral part of these financial statements.	3

Colonial Élégance Inc.

Statements of Income and Comprehensive Income

For the years ended April 30

(expressed in US dollars)

	2020	2019

Sales	55,797,275	44,138,208
Discounts, returns and allowances	(5,391,144)	(5,561,840)
Net sales	50,406,131	38,576,368

Cost of sales	39,286,229	29,553,057
Gross profit	11,119,902	9,023,311

Expenses
Selling and marketing	2,921,188	2,445,722
Administrative expenses	2,309,089	1,986,962
Amortization of intangible assets	1,893,816	1,893,817
	7,124,093	6,326,501
Income from operations	3,995,809	2,696,810

Other expenses (income)
Financing expenses	1,063,234	1,216,840
Foreign exchange gain	(462,289)	(872,832)
Loss on disposal	-	2,295
	600,945	346,303
Income before income taxes	3,394,864	2,350,507

Income taxes (note 9)
Current	1,286,473	960,515
Deferred (recovery)	(424,658)	(513,075)
	861,815	447,440

Net income for the year, total comprehensive income for the year	2,533,049	1,903,067

The accompanying notes are an integral part of these financial statements.	4

Colonial Élégance Inc.

Statements of Changes in Shareholders’ Equity

For the years ended April 30

(expressed in US dollars)

	Common shares		Retained earnings	Total

	Shares	Amount
	(note 8)	(note 8)

Balance – April 30, 2018	100	80	1,583,069	1,583,249

Net income for the year	-	-	1,903,067	1,903,067

Balance – April 30, 2019	100	80	3,486,136	3,486,216

Net income for the year	-	-	2,533,049	2,533,049

Balance – April 30, 2020	100	80	6,019,185	6,019,265

The accompanying notes are an integral part of these financial statements.	5

Colonial Élégance Inc.

Statements of Cash Flows

For the years ended April 30

(expressed in US dollars)

	2020	2019
Operating activities

Net income for the year	2,533,049	1,903,067

Adjustments to reconcile net income to cash used in operations:
Items not affecting cash:
Depreciation and amortization	2,111,054	2,095,344
Loss on disposal of plant and equipment	-	2,295
Unrealized gain on foreign exchange	(121,441)	(196,677)
Deferred tax expense (recovery)	(424,658)	(513,075)
Amortization of deferred financing fees	16,768	16,768
	4,114,772	3,307,722
Net changes in working capital:
Accounts receivable	(1,982,542)	1,668,534
Inventories	(515,056)	(114,027)
Accounts payable and accrued liabilities	1,409,422	(305,159)
Income taxes payable	599,115	(247,634)
Prepaid expenses	(116,439)	57,488
Supplier deposits	(1,246,269)	(81,126)
Net cash provided by operations	2,263,003	4,285,798

Investing activities
Purchase of plant and equipment	(182,633)	(95,264)
Purchase of intangible	(188,925)	(43,486)
Net cash used in investing activities	(371,558)	(138,750)

Financing activities
Bank indebtedness, net	(73,170)	(544,738)
Long-term debt repayment	(2,252,093)	(2,716,092)
Long-term debt advanced	57,514	-
Net cash used in financing activities	(2,267,749)	(3,260,830)

Change in cash and cash equivalents	(376,304)	886,218
Cash and cash equivalents, beginning of year	400,011	(486,207)
Cash and cash equivalents, end of year	23,707	400,011

Supplemental information

Interest paid	917,559	1,022,609
Taxes paid	978,828	1,112,092

The accompanying notes are an integral part of these financial statements.	6

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

1Nature of operations

Colonial Élégance Inc. (“Colonial Élégance” or “the Company”) was incorporated on September 1, 2017, is based in Montreal, Quebec, Canada and was incorporated under the Canada Business Corporations Act.

The Company is engaged in the manufacture and distribution of interior sliding doors including closet doors, barn doors and door hardware. The Company has operations in Montreal, Quebec and services customers across North America.

2Summary of significant accounting policies

These financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP). The Company has not applied any Private Company Council alternatives in the preparation of these financial statements.

Use of estimates

In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of income and comprehensive income for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of lower of cost or market for inventories, the useful life of intangible assets, the allowance for doubtful accounts, the incremental borrowing rate on right-of-use assets and lease liabilities estimated merchandise returns and sales rebates given to customers.

Foreign currencies

The functional currency of the Company is the U.S. dollar, which is also the presentation currency. Transactions denominated in currencies other than the U.S. dollar are re-measured using end-of-period exchange rates or exchange rates prevailing at the date of the transaction, and the resulting gains or losses are recognized as a component of operating expenses.

Fair value measurements

The Company follows ASC 820-10, Fair Value Measurements (“ASC 820-10”) which defines fair value, and establishes a framework for measuring fair value in US. GAAP and expands disclosures about fair value measurements.

ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the most advantageous market for the asset or liability in an orderly transaction. Fair value measurement is based on a hierarchy of observable or unobservable inputs. The standard describes three levels of inputs that may be used to measure fair value.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Fair value measurements (continued)

Level 1    Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;

Level 2    Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models or other valuation methodologies; and

Level 3    Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity of the asset and liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk. This includes certain cash flow pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The carrying values of the Company's cash and cash equivalents, accounts receivable, bank indebtedness and accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short time period to maturity or repayment and are considered Level 1 in the fair value hierarchy.

The Company believes that the current carrying amount of its long-term debt and lease liability approximates fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

Revenue recognition

Effective May 1, 2018,  the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”), as required by U.S. GAAP. The Company elected to apply the new standard using the modified retrospective method. Results for the reporting period beginning after May 1, 2018 are presented under ASC 606, while prior period amounts have not been adjusted and continue to be reported in accordance with the Company’s historic accounting. Management has determined that the adoption of ASC 606 did not impact the Company’s previously reported financial statements in any prior period nor did it result in a cumulative effect adjustment to opening retained earnings.

In accordance with ASC 606, revenue is recognized when a customer obtains control of the product. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these goods. The Company generates all revenue from contracts with customers. To achieve the core principle of this new standard, the Company applies the following steps:

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Revenue recognition (continued)

a)Revenue from the sale of doors

The majority of the Company’s revenue is derived from selling of doors and related hardware with revenue recognized at a point in time when control of the goods has transferred to the customer. This is generally when the goods are shipped to the customer.

However, for export sales, control might also be transferred when delivered either to the port of departure or to the port of arrival, depending on the specific terms of the contract with the customer. There is limited judgement needed in identifying the point control passes: once physical delivery of the products to the agreed location has occurred, the Company no longer has physical possession, usually will have a present right to payment (as a single payment on delivery) and retains none of the significant risks and rewards of the goods in question.

b)Determining the transaction price

Most of the Company’s revenue is derived from fixed price contracts and therefore the amount of revenue to be earned from each contract is determined by reference to those fixed prices. Exceptions are as follows:

•Some contracts provide customers with a limited right of return. Historical experience enables the Company to estimate reliably the value of goods that will be returned and restrict the amount of revenue that is recognized such that it is highly probable that there will not be a reversal of previously recognized revenue when goods are returned.

•Variable consideration relating to volume rebates on the sales of doors has been constrained in estimating contract revenue in order that it is highly probable that there will not be a future reversal in the amount of revenue recognized when the amount of volume rebates has been determined.

•Sales and other taxes imposed by governmental authorities that are collected by the Company from customers are excluded from revenue or the transaction price.

c)Allocating amounts to performance obligations

For most contracts, there is a fixed unit price for each product sold, with reductions given for bulk orders placed at a specific time. Therefore, there is no judgement involved in allocating the contract price to each unit ordered in such contracts (it is the total contract price divided by the number of units ordered). Where a customer orders more than one product line, the Company is able to determine the split of the total contract price between each product line by reference to each product’s standalone selling prices (all product lines are capable of being, and are, sold separately).

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Revenue recognition (continued)

d)Costs of obtaining long-term contracts and costs of fulfilling contracts

Incremental commissions paid to sales staff for work in obtaining design contracts of periods longer than one year are recoded in prepayments and amortized based on the stage of completion of the contract, i.e. in the same pattern as revenue is recognized (see above).

The costs of fulfilling contracts do not result in the recognition of a separate asset because:

•such costs are included in the carrying amount of inventory for contracts involving the sale of goods; and

•for service contracts, revenue is recognized over time by reference to the stage of completion meaning that control of the asset (the design service) is transferred to the customer on a continuous basis as work is carried out. Consequently, no asset for work in progress is recognized.

To date, there have been no costs incurred related to obtaining or fulfilling contracts and as a result no amounts have been capitalized.

e)Practical exemptions

The Company has taken advantage of the practical exemptions:

•expense the incremental costs of obtaining a contract when the amortization period of the asset otherwise recognized would have been one year or less; and

•the Company arranges freight for some contracts. Shipping and freight expenses are treated as a fulfillment activity and not as a performance obligation.

Selling and marketing expenses

Selling and marketing expenses consist primarily of advertising and promotional expenses, salaries and benefits for the Company’s sales and marketing personnel. The Company expenses all selling and marketing expenses as incurred and classifies them under selling and marketing expenses.

Cash and cash equivalents

Cash and cash equivalents are short-term highly liquid investments with an initial maturity of 90 days or less. Cash equivalents are stated at cost, which approximates fair value due to the relatively short maturity of these instruments. The Company had no short-term highly liquid investments as at April 30, 2020 and 2019.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the amounts billed to customers for sale of goods or services with a contractual maturity of one year or less. The Company provides an allowance for estimated doubtful accounts. This allowance is based on a review of outstanding receivables, historical collection information and an evaluation of existing economic conditions impacting the Company’s customers. Accounts receivable are ordinarily due 30 to 60 days after the issuance of the invoice (based on terms). Accounts receivable are considered delinquent after 30 days past the due date. These delinquent receivables are monitored and are charged to the allowance for doubtful accounts based on an evaluation of individual circumstances of the customer. Account balances are written off after collection efforts have been made and the potential recovery is considered remote.

Inventories

Inventories consist of raw materials and finished goods and are valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out (FIFO) basis.  Cost of finished goods includes  the purchase price, transportation costs and freight and duties. Raw materials are stated at the lower of cost and net realizable value based on replacement costs.  A provision for obsolescence is provided on slow-moving and obsolete inventory. Management reviews the provision quarterly to assess whether, based on economic conditions, it is adequate.

Goods in transit are recorded as inventory when the terms specify the risks of ownership are transferred to the Company.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation.  Plant and equipment are depreciated using the declining method over the life of the assets, at the exclusion of leasehold improvements depreciated on a declining balance method. For assets sold or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the income for the period. Expenditures for repairs and maintenance are expensed as incurred. The Company has assigned value to acquired, identifiable assets with definite useful lives. These assets are amortized over their estimated useful lives as follows:

Manufacturing equipment	Declining balance	20%
Warehouse equipment	Declining balance	20%
Office equipment	Declining balance	20%
Computer hardware and software	Declining balance	30%
Vehicles	Declining balance	30%
Leasehold improvements	Straight line	5 years

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Goodwill

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed. The Company has selected April 30 as the date to perform the annual impairment test.

Intangible assets

The Company has assigned value to acquired, identifiable intangible assets with definite useful lives. These assets are amortized on a straight-line basis over their estimated useful lives as follows:

Customer lists	7 years
Distribution rights	3 years
Software	1 year

The amortization methods and estimated useful lives of intangible assets are reviewed annually.

Impairment of long-lived assets

Long-lived assets, including plant and equipment, purchased intangible assets subject to amortization and right-of-use-assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows to the carrying amount. If the Company is unable to recover the carrying amount of its assets, then the assets are written down to fair value on a pro rata basis. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.

Assets to be disposed of would be separately presented in the accompanying balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer amortized. The assets and liabilities of a disposal group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the balance sheet. No impairment was identified during the years ended April 30, 2020 and 2019.

Convertible debentures with variable conversion options

The Company has entered into convertible debentures, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at or around the time of conversion. The Company treats these convertible debentures as stock settled debt and measures the fair value of the debentures at the time of issuance.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Income taxes

The Company files Canadian income tax returns and accounts for income taxes in accordance with the provisions of ASC 740, Income Taxes (“ASC 740”), which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

Uncertain tax positions are accounted for in accordance with ASC 740, which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next 12 months are classified as “short term.”

The Company had no accrual for interest or penalties during the years ended April 30, 2020 and 2019, respectively, and has not recognized interest and/or penalties during the years ended April 30, 2020 and 2019, respectively, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

Recently adopted accounting pronouncements

The Financial Accounting Standards Board (“FASB”) has issued the following accounting pronouncements and guidance relevant to the Company’s operations which has been adopted as of May 1, 2018:

ASU No. 2016-02 – Leases (Topic 842). This standard, as subsequently amended and clarified by various ASUs, requires lessees to recognize assets and liabilities for the rights and obligations created by leases of assets. For income statement purposes, the standard retains a dual model which requires leases to be classified as either operating or finance based on criteria that are largely similar to those applied under prior lease accounting but without explicit criteria. The standard also requires extensive quantitative and qualitative disclosures, including significant judgments and assumptions made by management in applying the standard, intended to provide greater insight into the amount, timing, and uncertainty of cash flows arising from leases.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Recently adopted accounting pronouncements (continued)

The Company early adopted the standard on May 1, 2018 and applied the transition guidance as of the date of adoption under the current-period adjustment method. As a result, the Company recognized right-of-use assets and lease liabilities associated with its leases on May 1, 2018, which would require a cumulative-effect adjustment (if any) to the opening balance of accumulated deficit.

The standard includes a number of optional practical expedients under the transition guidance. The Company elected the package of practical expedients which allowed the Company to not reassess prior conclusions about lease identification, lease classification, and initial direct costs. The Company also made accounting policy elections by class of underlying asset to not apply the recognition requirements of the standard to leases with terms of 12 months or less and to not separate non-lease components from lease components. Consequently, each separate lease component and the non-lease components associated with that lease component is accounted for as a single lease component for lease classification, recognition, and measurement purposes.

Upon adoption of the standard on May 1, 2018, the Company recognized a lease liability and a right-of-use asset of $2,777,946, with no adjustment to retained earnings.

Future adoption of recently issued accounting pronouncements

The FASB has issued the following accounting pronouncements and guidance relevant to the Company’s operations which have not been adopted as of April 30, 2020:

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (as subsequently amended and clarified by various ASUs). This standard introduces an approach of estimating credit losses on certain types of financial instruments based on expected losses and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating its allowance for credit losses. The standard also requires the recording of allowances for credit losses for available-for-sale debt securities rather than reduce the carrying amount under the other-than temporary impairment model. In addition, the standard requires entities to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination (i.e., by vintage year). The Company intends to adopt the standard on May 1, 2020 and does not expect the effect of the adoption to be material to the financial statements.

ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The standard removes specific exceptions to the general principles in Topic 740 including exceptions to: (i) the incremental approach for intraperiod tax allocations, (ii) accounting for basis differences when there are ownership changes if foreign investments, and (iii) exceptions in interim period income tax accounting for year-to-date losses that exceed anticipated losses. The Company intends to adopt the statement effective on May 1, 2021.  Early adoption is permitted. The Company is currently evaluating the impact that ASU 2019-12 may have on its financial statements.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

2Summary of significant accounting policies (continued)

Future adoption of recently issued accounting pronouncements (continued)

ASU No. 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This standard modifies the disclosure requirements in Topic 820 related to the valuation techniques and inputs used in fair value measurements, uncertainty in measurement, and changes in measurements applied. The Company intends to adopt the standard on May 1, 2020 and does not expect the effect of the adoption to be material to the financial statements.

ASU No. 2018-15, Goodwill and Other - Internal Use Software - Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (“ASU 2018-15”), which requires capitalization of implementation costs related to application development activities incurred for hosting arrangements that are service contracts. Costs incurred during the preliminary project and post-implementation stages should be expensed as the activities are performed. The Company is currently evaluating the impact ASU 2018-15 will have on its financial statements.

3Accounts receivable

	2020	2019

Trade receivables	5,980,591	3,817,721
Other receivables	203,064	381,804
Allowance for doubtful accounts	(36,719)	(35,131)
	6,146,936	4,164,394

4Inventories

	2020	2019

Raw materials	2,517,442	3,312,100
Finished goods	4,998,652	3,688,938
	7,516,094	7,001,038

    Included in inventories are goods in transit of $971,825 (2019 - $1,585,321).

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

5Plant and equipment

	Cost	Accumulated depreciation	2020 Net

Manufacturing equipment	330,273	142,484	187,789
Warehouse equipment	77,298	26,427	50,871
Office equipment	69,300	28,996	40,304
Vehicles	117,270	38,432	78,838
Computer equipment	138,661	52,579	86,082
Leasehold improvements	24,839	9,978	14,861
	757,641	298,896	458,745

	Cost	Accumulated depreciation	2019 Net

Manufacturing equipment	288,585	101,959	186,626
Warehouse equipment	48,814	17,493	31,321
Office equipment	64,867	19,737	45,130
Vehicles	46,908	20,006	26,902
Computer equipment	111,575	22,187	89,388
Leasehold improvements	14,099	3,960	10,139
	574,848	185,342	389,506

6Intangible assets

	Cost	Accumulated amortization	2020 Net

Customer lists and trademarks	13,256,942	5,681,671	7,575,271
Distribution rights	249,927	194,388	55,539
Software	448,713	258,420	190,293
	13,955,582	6,134,479	7,821,103

	Cost	Accumulated amortization	2019 Net

Customer lists and trademarks	13,256,942	3,787,855	9,469,087
Distribution rights	249,927	111,079	138,848
Software	259,788	238,045	21,743
	13,766,657	4,136,979	9,629,678

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

7Bank indebtedness and long-term debt

Operating credit facility

The Company has an operating credit facility authorized up to a maximum of $10,000,000 Canadian Dollars (CAD). Balances outstanding on the credit facility are due on demand and bear interest at the banks prime lending rate plus 0.75%. The facility is guaranteed by hypothec over the inventories of the Company, a $30,000,000 CAD moveable hypothec over the Company’s assets, a $30,000,000 CAD moveable hypothec over the total assets of each of the shareholder companies. Additionally the directors of the Company have provided personal guarantees in the amount of $1,500,000 CAD and each shareholder has provided unlimited personal guarantees and assigned up to $2,000,000 CAD of the Company’s Export Development Canada credit insurance. The facility requires that the Company maintain certain financial covenants. As at April 30, 2020, the Company was in compliance with the covenants of the facility.

Long-term debt

2020	2019

Loan secured by first ranking hypothec on all inventories, by a movable hypothec of $30,000,000 CAD on the Company's property, by a movable hypothec of $30,000,000 on the total property of the shareholder companies, by a $1,500,000 CAD guarantee from the directors, by an unlimited shareholders' guarantee and by a guarantee of 30% of the balance of the loan from Export and Development Canada, bearing interest at prime rate plus 0.90%, repayable in monthly principal instalments of $155,000 CAD, maturing in August 2027, but renegotiable at the option of the debtor in August 2021. A 6-month moratorium has been obtained on principal repayments until September 2020. The moratorium was obtained as a result of COVID-19 cash conservation efforts and did not result in the modification of the debt and therefore no change to the debt was accounted for. (a) (b)

7,238,387	8,947,306

Loan secured by a second ranking movable hypothec of $2,000,000 CAD on the total property of the Company and its corporate shareholders, by a guarantee of the corporate shareholders, by a hypothec of $2,000,000 on a life insurance policy and by a subordination agreement on the Class E shares and on the balance of the purchase price, prime rate plus 6.25%, payable in monthly principal instalments of $15,000 CAD plus interest, with the balance payable in June 2023. A 6-month moratorium has been obtained on capital repayments until September 2020. The moratorium was obtained as a result of COVID-19 cash conservation efforts and did not result in the modification of the debt and therefore no change to the debt was accounted for. (a) (c)

657,475	930,125

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

7Bank indebtedness and long-term debt (continued)

Long-term debt (continued)

	2020	2019
Loan, bearing interest at prime rate plus 10.95%, payable in monthly principal instalments of $15,000 CAD plus interest, with the balance payable at maturity in March 2023. A 6-month moratorium has been obtained on principal repayments and interest which will be capitalized until September 2020. The moratorium was obtained as a result of COVID-19 cash conservation efforts and did not result in the modification of the debt and therefore no change to the debt was accounted for. (a) (c)	699,052	930,125
Loans secured by rolling stock with a net book value of $62,625 CAD, 2.99%, repayable in bi-monthly instalments of $341 CAD and $328 CAD, maturing in October 2024.	52,117	-
Convertible debenture secured by a second ranking movable hypothec of $2,000,000 CAD on the total assets of the Company and its corporate shareholders, by a guarantee of the corporate shareholders, by a hypothec of $2,000,000 CAD on a life insurance and by a subordination agreement on the Class E shares and on the balance of purchase price, prime rate plus 0.25%, payable in one instalment at maturity, interest payable monthly, maturing in June 2022. (a) (d)	537,750	558,075
Convertible debenture, prime rate plus 4.95%, payable at maturity in September 2022, interest payable monthly. A 6-month moratorium has been obtained on interest payments which will be capitalized until September 2020. (a) (d)	541,032	558,075
Balance of purchase price, 5%, principal repayable in two instalments of $1,000,000 CAD in November 2020 and November 2022, interest payable monthly.	1,434,000	1,488,200
	11,159,813	13,411,906
Current portion of long-term debt	2,145,764	1,786,088
	9,014,049	11,625,818

(a)The credit agreement contains covenants providing for the compliance at all times of certain financial ratios.

(b)The Company is required to make an additional annual principal repayment based on the Company's surplus cash flow from operations for the previous year, provided such payment does not prevent the Company from complying with the covenants. Following the moratorium, this reimbursement, otherwise required during the year ending April 30, 2021, was cancelled.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

7Bank indebtedness and long-term debt (continued)

(c)The Company is required to make an annual additional capital repayment of a maximum of $200,000 CAD based on the Company's surplus cash flow from operations for the previous fiscal year, provided that such repayment does not prevent the Company from complying with the covenants. Following the moratorium, this reimbursement, otherwise required during the year ending April 30, 2021, was cancelled.

(d)The debentures are convertible at any time, until they are redeemed, into common shares at the option of the creditor, at a conversion price equal to the principal balance of the debt divided by the number of shares corresponding to 12.5% of the voting and participating shares of the Company on a diluted basis. This percentage may be reduced to 10% if the Company pays a lump sum of $250,000 CAD to the creditor before September 15, 2020. Subsequent to year-end, both of these payments were made and the remaining debts were converted into common shares.

Assuming that the $7,238,387 loan is renegotiable under the same terms and conditions as at April 30, 2020, the estimated installments to be made on the long-term debt over the next five years are as follows:

2021	$2,145,764
2022	$1,845,639
2023	$3,764,938
2024	$1,669,816
2025	$1,733,656

These estimated payments do not take into account the additional capital repayments that the Company would be required to make as mentioned in (b) and (c) above.

8Share capital

The Company has authorized an unlimited number of the share classes below without par value:

Class A common shares, voting and participating.

Class B & C common shares, non-voting and participating.

Class A special shares, voting, non-participating, entitled to non-cumulative dividends not to exceed 8% of their redemption value. Redeemable at the option of the Company at their paid in value.

Class B special shares, non-voting, non-participating, entitled to a non-cumulative dividend not to exceed 10% of their redemption value. Redeemable at the option of the Company at their paid in value.

Class C special shares, non-voting, non-participating, entitled to a non-cumulative dividend not to exceed 1% of their redemption value. Redeemable at the option of the Company at their paid in value.

Class D special shares, non-voting, non-participating, entitled to a monthly non-cumulative dividend not to exceed 1% of their redemption value. Redeemable at the option of the holder or the Company at their paid in value.

Class E special shares, non-voting, non-participating, not entitled to dividends. Redeemable at the option of the holder or Company at their paid in value.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

8Share capital (continued)

Issued:

	2020	2019

499,900 Class E special shares	402,108	402,108
100 Class A common shares	80	80
	402,188	402,188

9Income taxes

Income taxes consisted of the following for the years ended April 30:

	2020	2019

Current federal and provincial	1,286,473	960,515
Deferred federal and provincial	(424,658)	(513,075)
Total income taxes	861,815	447,440

Income taxes differs from tax expense at statutory rates due primarily to expenses deductible for financial reporting purposes that are not deductible for tax purposes.

The Company’s deferred tax assets and liabilities as of December 31, consisted of the following:

	2020	2019

Financing costs	8,774	23,026
Intangible assets	(1,912,659)	(2,448,011)
Plant and equipment	9,168	34,181
Other	122,722	130,005
Net deferred tax (liability) asset	(1,771,995)	(2,260,799)

10Leases

The Company is a lessee under an operating lease for warehousing, sales and, office space, equipment, and vehicles. Many of the Company’s lease agreements include one or more options to renew, with renewal terms that can extend the lease term from one to three years, and the exercise of such renewal options is generally at the Company’s discretion. The Company’s lease agreements do not contain material residual value guarantees or material restrictive covenants.

The Company recognizes right-of-use assets and lease liabilities associated with lease agreements with an initial term of greater than 12 months, while lease agreements with an initial term of 12 months or less are not recorded in the Company’s balance sheets. The Company generally does not include lease payments associated with renewal options that are exercisable at its discretion in the measurement of its right-of-use assets and lease liabilities as it is not reasonably certain that such options will be exercised. The table below sets forth information regarding the Company’s lease agreement which had an initial term of greater than 12 months.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

10Leases (continued)

As atApril 30, 2020

Operating lease asset	2,301,187
Operating lease liability	2,301,187
Weighted average remaining lease term (years)	7.33
Weighted average discount rate (1)	5.00%

(1)    As most of the Company’s lease agreements do not provide an implicit rate, the Company estimates an incremental secured borrowing rates corresponding to the maturities of its lease agreements to determine the present value of future lease payments. To estimate the incremental borrowing rates applicable, the Company considers various factors, including the rates applicable to its recently issued debt and credit facilities and prevailing financial market conditions. The Company used the incremental borrowing rates applicable to it on May 1, 2018 for operating leases that commenced prior to that date.

The Company generally recognizes lease costs associated with its operating leases on a straight-line basis over the lease term, while variable lease payments that do not depend on an index or rate are recognized as variable lease costs in the period in which the obligation for those payments is incurred. The table below sets forth information regarding the Company’s lease costs which are included in cost of sales and selling, general, and administrative expenses in the Company’s consolidated statements of income.

For the year ended April 30,2020

Fixed lease costs	364,111
Short-term lease costs	133,422
Total operating lease costs	497,533

The table below sets forth information regarding the maturity of the Company’s operating lease liabilities as of April 30, 2020:

2021	344,160
2022	344,160
2023	344,160
2024	344,160
2025	344,160
After 2025	803,040

Total lease payments	2,523,840
Less: interest	222,653
Less: current portion of present value of lease liability	244,245
Present value of lease liabilities	2,056,942

Included in the Company’s statements of cash flows under operating activities for the year ended April 30, 2020 was the right-of-use asset amortization of $242,670 and the cash paid for leases of $364,111. During the year ended April 30, 2020, the Company acquired $Nil of right-of-use assets and operating lease liabilities.

Colonial Élégance Inc.

Notes to financial statements

April 30, 2020 and 2019

11Financial risk management

Credit risk

The Company is exposed to credit related losses in the event of non-performance by counterparties to the financial instruments with a maximum exposure equal to the carrying amount of the assets. The Company’s exposure to credit risk consists of accounts receivable balances. Credit exposure on accounts receivable is minimized by dealing with only creditworthy counterparties. The Company performs ongoing credit evaluations of its counterparties’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains provisions for potential credit losses, and any such losses to date have been within management’s expectations.

As at year-end, 72% of the accounts receivable were owing from two customers (86% in 2019).

Interest rate risk

The Company is exposed to interest rate fluctuations with respect to its bank indebtedness and long-term debt which bear interest at variable rates. There was no significant change in exposure from the prior year.

12Subsequent events

(a)On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. On March 11, 2020, the WHO classified the COVID-19 outbreak as a global pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve throughout the world including Canada. As of the date of this report, the Company did experience a disruption to its operations and its supply chain during a period of time. The Company has obtained new contracts during the global pandemic and continues to collect its receivables from the majority of its customers with few changes to its collection terms.

The Company will continue to actively monitor the impact of COVID-19 and may take further actions that alter business operations as may be required by government authorities, or that are determined to be in the best interest of the Company’s employees, customers, suppliers and stakeholders. The full extent of the impact of COVID-19 on the Company’s business, operations and financial results will depend on evolving factors that the Company cannot accurately predict.

(b)Subsequent to year-end, the Company signed a software agreement for total consideration of $982,739 to be paid between May 2020 and May 2025. The Company also entered into a rental agreement for an operating lease, with a lease term ending July 2021, for total cumulative consideration of $339,940.

(c)In October 2020, the Company sold substantially all of its assets and liabilities to Renin Holdings LLC (“Renin”), an unrelated third party and wholly-owned subsidiary of a US listed entity. As a result of this transaction and in order to comply with the SEC filing requirements of the listed entity, the Company has adopted accounting principles generally accepted in the United States of America for the years ended April 30, 2020 and 2019.